EXHIBIT 99.1

                                    PART III

ITEM 10 - DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The information with respect to the executive officers of the Company required by this item is included in Part I hereof under the caption "Executive Officers".

Board of Directors

     The names of the current members of the Company's Board of Directors and certain information about them, are set forth below:

                                                                                         Director
Name of Nominee       Age     Principal Occupation                                        Since
Steven W. Berglund     51     President and Chief Executive Officer of the Company        1999
Robert S. Cooper       71     President of Titan Corporation Aerospace Electronics        1989
                                   Division, Chairman of the Board of Directors of the
                                   Company
John B. Goodrich       61     Business Consultant                                         1981
William Hart           62     Venture Capital Investor and Business Consultant            1984
Ulf J. Johansson       57     Chairman and Founder of Europolitan Vodafone AB             1999
Bradford W. Parkinson  68     Professor at Stanford University                            1984

--------------------------------------------------------------------------------

     Steven W. Berglund joined Trimble as president and chief executive officer in March 1999. Prior to joining Trimble, Mr. Berglund was president of Spectra Precision, Inc., a pioneer in the development of laser systems. He spent 14 years at Spectra Precision in a variety of senior leadership positions. In the early 1980s, Mr. Berglund spent a number of years at Varian Associates in Palo Alto, where he held a variety of planning and manufacturing roles. Mr. Berglund began his career as a process engineer at Eastman Kodak in Rochester, New York. He attended the University of Oslo and the University of Minnesota where he received a B.S. in chemical engineering in 1974. He later received his M.B.A. from the University of Rochester in New York in 1977.

     Robert S. Cooper was appointed Chairman of the Company's Board of Directors in September 1998. Dr. Cooper has served as a Director of the Company since December 1989. Since 2000, Dr. Cooper has been the President of the Aerospace Electronics Division of Titan Corporation. From 1985 to 2000, Dr. Cooper was president, chief executive officer, and chairman of the board of directors of Atlantic Aerospace Electronics Corporation, an aerospace company, until the company was acquired by Titan Corporation. Dr. Cooper also serves on the board of directors of BAE Systems North America. From 1981 to 1985, he was Assistant Secretary of Defense for Research and Technology and simultaneously held the position of Director for the Defense Advanced Research Projects Agency (DARPA). Dr. Cooper received a B.S. degree in Electrical Engineering from State University of Iowa in 1954, a M.S. degree in Electrical Engineering from Ohio State University in 1958, and a Doctor of Science degree in Electrical Engineering from the Massachusetts Institute of Technology in 1963.

     John B. Goodrich has served as a Director of the Company since January 1981. Mr. Goodrich retired from the law firm of Wilson Sonsini Goodrich & Rosati, where he practiced from 1970 until February of 2002. Mr. Goodrich serves on the boards of several privately held corporations in high technology businesses and as a business consultant. Mr. Goodrich received a B.A. degree from Stanford University in 1963, a J.D. from the University of Southern California in 1966, and a L.L.M. in Taxation from New York University in 1970.

     William Hart has served as a Director of the Company since December 1984. Mr. Hart is an advisor to early-stage technology and financial services companies. Mr. Hart retired from Technology Partners, a Silicon Valley venture capital firm, in March of 2001. As the founder and Managing Partner of Technology Partners, he led the firm for 21 years. Mr. Hart was previously a senior officer and director of Cresap, McCormick and Paget, management consultants, and held positions in field marketing and manufacturing planning with IBM Corporation. Mr. Hart has served on the boards of directors of numerous public and privately held technology companies. Mr. Hart received a Bachelor of Management Engineering degree from Rensselaer Polytechnic Institute in 1965 and an M.B.A. from the Amos Tuck School of Business at Dartmouth College in 1967.

     Ulf J. Johansson has served as a Director of the Company since December 1999. Dr. Johansson is a Swedish national with a distinguished career in communications technology. He is a founder and has been chairman of Europolitan Vodafone AB, a GSM mobile telephone operator in Sweden since February 1990. Dr. Johansson currently serves as chairman of Frontec AB, an eBusiness consulting company, Zodiak Venture AB, a venture fund focused on information technology, and the University Board of Royal Institute of Technology in Stockholm. Dr. Johansson also currently serves on the board of directors of Novo Nordisk A/S, a Danish pharmaceutical/life science company as well as several privately held companies. Dr. Johansson formerly served as president and chief executive officer of Spectra-Physics, and executive vice president at Ericsson Radio Systems AB. Dr. Johansson received a Master of Science in Electrical
Engineering, and a Doctor of Technology (Communication Theory) from the Royal Institute of Technology in Sweden.

     Bradford W. Parkinson has served as a Director of the Company since 1984, and as a consultant to the Company since 1982. Currently, Dr. Parkinson is the Edward C. Wells Endowed Chair professor (emeritus) at Stanford University and has been a Professor of Aeronautics and Astronautics at Stanford University since 1984. Dr. Parkinson has also directed the Gravity Probe-B spacecraft development project at Stanford University, sponsored by NASA, which is the largest program delegated by NASA to a university and has been program manager for several Federal Aviation Administration sponsored research projects on the use of Global Positioning Systems for navigation. While on a leave of absence from Stanford University, Dr. Parkinson served as the Company's President and Chief Executive Officer from August 1998 through March 1999, while the Company searched for a Chief Executive Officer. From 1980 to 1984 he was group vice president and general manager for Intermetrics, Inc. where he directed five divisions. In 1979, Dr. Parkinson served as group vice president for Rockwell International directing business development and advanced engineering. In 2003, he received the top award of the National Academy of Engineering for the development of GPS. Dr. Parkinson received a B.S. degree from the U.S. Naval
Academy in 1957, a M.S. degree in Aeronautics/Astronautics Engineering from Massachusetts Institute of Technology in 1961 and a Ph.D. in Astronautics Engineering from Stanford University in 1966.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities during fiscal year 2002 to file reports of initial ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of such forms received by it, the Company believes that, during the last fiscal year ended January 3, 2003, all
Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with on a timely basis.

ITEM 11 - EXECUTIVE COMPENSATION

     The following table sets forth the compensation, including bonuses, earned during each of the Company's last three fiscal years ending January 3, 2003 by
(i) all persons who served as the Company's Chief Executive Officer during the last completed fiscal year, and (ii) the four other most highly compensated executive officers of the Company serving at the end of the last completed fiscal year:

                           Summary Compensation Table

                                                                                      Long-term
                                                Annual Compensation(1)             Compensation(2)
                                                ----------------------             ---------------
                                                                           Securities
                                                                            Underlying         All Other
                                                 Salary       Bonus          Options         Compensation
Name and Principal Position             Year      ($)          ($)             (#)             (3) ($)
Steven W. Berglund                      2002     440,000      34,086           30,000          91,160(4)
President and Chief Executive Officer   2001     440,000           0           25,000          95,840(4)
                                        2000     400,000     166,523                0          99,800(4)

Dennis L. Workman                       2002     200,070     131,803           25,000           2,500
Vice President and General Manager,     2001     200,070      26,903           25,000           2,072
Component Technologies Division         2000     197,359      41,414           10,000           1,200

Mary Ellen Genovese                     2002     247,568      34,086           20,000           2,500
Chief Financial Officer and             2001     243,202           0           40,000           1,100
Vice President Finance                  2000     183,574      40,266           90,000           1,200

Joseph F. Denniston (5)                 2002     225,000      34,086           15,000           2,500
Vice President, Operations              2001     150,575      50,000(6)        70,000             300

Michael W. Lesyna                       2002     206,150      34,086           20,000           2,500
Vice President and General              2001     196,833           0           15,000           2,469
Manager,                                2000     189,999      35,390           10,000           1,200
Mobile Solutions Division

(1) Compensation deferred at the election of executive is included in the applicable category and in the year earned.

(2) The Company has not issued stock appreciation rights or restricted stock awards. The Company has no "long-term incentive plan" as the term is defined in the applicable rules.

(3) Represents Company matching contributions pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended, unless otherwise noted, for the periods in which they accrued. All full-time employees are eligible to participate in the Company's 401(k) plan.

(4) Represents only the portion of a loan, including related accrued interest that was forgiven by the Company during the year. The loan was originally made in connection with hiring Mr. Berglund for the purpose of assisting him with relocating to California and obtaining a primary residence. See "Certain Relationships and Related Transactions".

(5) Mr. Denniston has served as the Company's Vice President of Operations since April of 2001.

(6) Mr. Denniston received a bonus of $50,000 in connection with being hired as the Company's Vice President of Operations.

     The following table sets forth the number and terms of options granted to the persons named in the Summary Compensation Table during the last fiscal year ended January 3, 2003:

                        Option Grants in Last Fiscal Year





                              Individual Grants
                            Number of     % of Total                                    Potential Realizable
                            Securities      Options                                       Value at Assumed
                            Underlying    Granted to                                    Annual Rates of Stock
                             Options     Employees in       Exercise     Expiration      Price Appreciation
                             Granted      Fiscal Year        Price          Date          for Option Term(4)
              Name             (#)            (1)         ($/Share)(2)       (3)          5%($)      10%($)
              ----             ---            ---         ------------       ---         ------     -------
Steven W. Berglund.....      30,000           3.53           13.99        12/4/2012     263,991     669,001


Dennis L. Workman......      25,000           2.94           15.34        6/21/2012     241,221     611,299


Mary Ellen Genovese....      20,000           2.35           15.34        6/21/2012     192,977     489,039

Joseph F. Denniston....      15,000           1.76           15.34        6/21/2012     144,732     366,779

Michael W. Lesyna......      20,000           2.35           15.34        6/21/2012     192,977     489,039


--------------------------------------------------------------------------------

(1) The Company granted options to purchase an aggregate of 850,115 shares of the Company's Common Stock to employees, consultants and non-employee directors during fiscal year 2002 pursuant to the Company's 2002 Stock Plan and the 1990 Director Stock Option Plan.

(2) All options presented in this table were granted at an exercise price equal to the fair market value of a share of the Company's Common Stock on the date of grant, as quoted on the Nasdaq National Market System.

(3) All options presented in this table may terminate before the stated expiration following the termination of the optionee's status as an employee, consultant or director, including upon the optionee's death or disability.

(4) The assumed 5% and 10% compound rates of annual stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. All grants listed in the table vest ratably over five years and have a ten-year term of exercise which, assuming the specified rates of annual compounding, results in total appreciation of 62.9% (at 5% per year) and 159.4% (at 10% per year) for the ten-year option term.

     The following table provides information on option exercises by the persons named in the Summary Compensation Table during the last fiscal year ended January 3, 2003:

                 Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                        Number of Securities Underlying          Value of Unexercised
                           Shares                        Unexercised Options at Fiscal      In-the-Money Options at Fiscal
                         Acquired on      Value                 Year-End (#)                        Year-End ($) (1)
                        Exercise (#)     Realized($)     Exercisable       Unexercisable    Exercisable    Unexercisable
                        ------------     -----------     -----------       -------------    -----------    -------------
Name
Steven W. Berglund            -              -             305,833            149,167        1,617,000        539,000
Dennis L. Workman             -              -              41,083             56,417           37,205         14,863
Mary Ellen Genovese           -              -              98,767            103,223           76,967         19,495
Joseph F. Denniston           -              -              23,335             61,665                0              0
Michael W. Lesyna             -              -              53,251             61,749          119,812         69,362

(1) Represents the market value of the Common Stock underlying the options at fiscal year end, less the exercise price of "in-the-money" options. The closing price of the Company's Common Stock on January 3, 2003 as quoted on the Nasdaq National Market System was $13.39 per share.


Compensation of Directors

     Cash Compensation. In order to help attract additional new outside candidates to serve on the Company's Board of Directors, the Board of Directors carefully considered and adopted a cash compensation policy effective January 2, 1999. Under this cash compensation plan, all non-employee directors receive an annual cash retainer of $15,000 to be paid quarterly in addition to a fee of $1,500 for each board meeting attended in person and $375 for each board meeting attended via telephone conference. Members of designated committees of the Board of Directors receive $750 per meeting which is not held on the same day as a meeting of the full Board of Directors. Non-employee directors are also reimbursed for travel, including a per diem for international travel, and other necessary business expenses incurred in the performance of their services as directors of the Company.

     1990 Director Stock Option Plan. The Company's 1990 Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors on December 19, 1990 and approved by the shareholders on April 24, 1991. An aggregate of 380,000 shares of the Company's Common Stock has been previously reserved for grants issuable pursuant to the Director Plan ("Director Options"). The Director Plan provides for the annual granting of nonstatutory stock options to each non-employee director of the Company (the "Outside Directors"). Pursuant to the terms of the Director Plan, new Outside Directors are granted a one-time option to purchase 15,000 shares of the Company's Common Stock upon initially joining the Board of Directors. Thereafter, each year, each Outside Director receives an additional option grant to purchase 5,000 shares if re-elected at the annual meeting of shareholders. All such Director Options have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, vest ratably over three years, and have a ten year term of exercise. In addition, all such grants are automatic upon the re-election of each such Outside Director and are not subject to the discretion of any person.

     As of March 24, 2003, options to purchase an aggregate of 192,500 shares, having an average exercise price of $18.7854 per share and expiring from April 2004 to May 2012 were outstanding and 35,416 shares remained available for future grant under the Director Plan. During the last fiscal year ended January 3, 2003, directors Cooper, Goodrich, Hart, Johansson and Parkinson were each granted Director Options to purchase 5,000 shares of the Company's Common Stock at an exercise price of $18.11 per share.

     Other Arrangements. Dr. Parkinson has served as a consultant to the Company since 1982. During the last Fiscal Year, he received a total of $54,000 for consulting services that he provided to the Company. In the past, Dr. Parkinson and Dr. Cooper were also directly employed by the Company in connection with serving as the Company's President and Chief Executive Officer and Chairman of the Board, respectively, and in providing transitional services to the Company through August 1999. As part of such agreements, each also entered into certain standby consulting agreements with the Company. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements". Dr. Cooper has continued as the Company's Chairman of the Board of Directors since that time, but has not received any special compensation for such services.

     In June 2000, the Company entered into an agreement for professional services with Bjursund Invest AB, a company which is wholly-owned by Ulf J. Johansson. Pursuant to the terms of this agreement, Mr. Johansson will provide certain consulting and advisory services to the Company in Sweden and Europe in addition to his serving on the Company's Board of Directors. The Company will pay $4,000 per day for such services with an annual guaranteed minimum payment of $24,000 together with expenses invoiced at cost, but in no event will payments during any one year exceed $60,000. Such agreement has a one-year term and is subject to automatic renewals in one-year extensions unless previously terminated with one month advance notice. The Company paid a total of $29,508 under this agreement for services rendered during fiscal year 2002.


Employment  Contracts  and  Termination  of  Employment  and   Change-in-Control
Arrangements

Steven W. Berglund

     On March 17, 1999, Mr. Berglund entered into an employment agreement with the Company to serve as the Company's President and Chief Executive Officer. Such agreement provided that Mr. Berglund's base compensation is $33,333 per month and that he would be eligible for a bonus of up to 50% of his base compensation pro rata for fiscal years 1999 and 2000. The employment agreement guaranteed one half of this bonus amount for fiscal year 1999 and specified that the other terms and conditions of such bonus payments would be as negotiated with the Company's Board of Directors. In the event of Mr. Berglund's involuntary termination or termination for other than defined cause, he will receive severance equal to his last annual base salary plus any accrued bonus to date.

     In addition, upon joining the Company, Mr. Berglund was granted options to purchase an aggregate of 400,000 shares of the Company's Common Stock with an exercise price of $8.00 per share which was the fair market value on the date of grant in accordance with the terms of such agreement. Such options vest 20% at the first anniversary and monthly thereafter for five years from the original date of grant and have a ten year term of exercise. In the event of a change-of-control of the Company, Mr. Berglund will receive an additional 12 months of vesting with respect to such options.

     In connection with hiring Mr. Berglund and his original relocation to California and pursuant to the terms of his employment agreement, the Company provided him with interim housing and reimbursed him for certain moving costs and expenses. The Company also provided him with a loan of up to $400,000 to assist in the purchase of a new primary residence. Such loan is secured by a second deed of trust on the residence and was made at the lending rate at which the Company is able to borrow, as adjusted from time to time. Such loan is to be forgiven by the Company ratably over five years contingent upon Mr. Berglund continuing to be employed by the Company; provided, however, that any remaining unpaid obligation would be due and payable to the Company upon the anniversary of any separation, if Mr. Berglund's employment relationship with the Company ends during such time period.

     Pursuant to the employment agreement, Mr. Berglund is also eligible for other benefits and programs available to the Company's employees, including paid vacation, medical, dental, life and disability insurance, and a 401(k)
Retirement Plan with a Company match and he is also eligible to participate in the Company's Executive Nonqualified Deferred Compensation Plan.

Robert S. Cooper

     In connection with agreeing to serve as the Company's Chairman of the Board of Directors beginning in August 1998, Dr. Cooper entered into employment and consulting agreements with the Company through August 31, 1999. At that time, Dr. Cooper also entered into a standby consulting agreement with the Company for which he will be paid on an hourly basis for consulting services on an as needed basis as determined by the Company's Chief Executive Officer through September 1, 2003.

     Upon beginning service as the Company's Chairman of the Board, Dr. Cooper was granted an option to purchase 60,000 shares of the Company's Common Stock with an exercise price of $10.125 per share which was the fair market value on the date of grant in accordance with the terms of such agreements. Such options vested ratably over 12 months from the date of grant and have a five year term of exercise contingent upon Dr. Cooper remaining as an employee, consultant or director to the Company.

Bradford W. Parkinson

     In connection with agreeing to serve as the Company's interim President and Chief Executive Officer beginning in August 1998, Dr. Parkinson entered into an employment agreement with the Company through August 31, 1999. At that time, Dr. Parkinson also entered into a consulting agreement with the Company which provides Dr. Parkinson with a payment of $6,000 per month commencing June 1, 1999 through June 1, 2002, unless terminated earlier. In addition, Dr. Parkinson also entered into a standby consulting agreement with the Company for which he will be paid on an hourly basis for consulting services on an as needed basis as determined by the Company's Chief Executive Officer through June 1, 2007.

     Pursuant to his employment agreement and upon beginning service as the Company's President and Chief Executive Officer in August 1998, Dr. Parkinson was granted an option to purchase 100,000 shares of the Company's Common Stock with an exercise price of $10.125 per share which was the fair market value on the date of grant in accordance with the terms of such agreements. Such options vested ratably over six months from the original date of grant and have a five year term of exercise contingent upon Dr. Parkinson remaining as an employee, consultant or director to the Company.

Compensation Committee Interlocks and Insider Participation

     Robert S. Cooper, John B. Goodrich and William Hart served as the members of the Company's Compensation Committee during the 2002 fiscal year. In August 1998, Dr. Cooper was appointed to serve as the Company's Chairman of the Board of Directors and became an employee of the Company through August 1999 pursuant to an agreement approved by a majority of the disinterested members of the Board of Directors. In December 1998, Mr. Goodrich was appointed to serve as the Company's corporate secretary; however, he is not, and has never been an employee of the Company. In addition, Mr. Goodrich retired in February 2002 as a member of the law firm of Wilson Sonsini Goodrich & Rosati, P.C. where he practiced from 1970. The law firm was retained by the Company during the previous fiscal years as outside counsel to provide certain legal services to the Company. Mr. Hart is not, and has never been, an employee or officer of the Company. See "Compensation of Directors," "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" and "Certain Relationships and Related Transactions."


Compensation Committee Report

     The Compensation Committee of the Board of Directors (the "Compensation Committee") establishes the general compensation policies of the Company and the compensation plans and specific compensation levels for executive officers of the Company. The Compensation Committee believes that the compensation of the Chief Executive Officer should be primarily influenced by the overall financial performance of the Company.

     The Compensation Committee also believes that the compensation of the Chief Executive Officer should be established within a range of compensation for similarly situated chief executive officers of comparable companies in the high technology and related industries in the Standard & Poor's High Technology Composite Index ("peer companies") and their performance according to data obtained by the Compensation Committee from independent outside consultants and publicly available data, such as proxy data from peer companies as adjusted by the Compensation Committee's consideration of the particular factors influencing the Company's performance and current situation. The Standard & Poor's High Technology Composite Index is not the same index used for purposes of the
Company performance graph. A portion of the Chief Executive Officer's compensation package is established as base salary and the balance is variable and consists of an annual cash bonus and/or stock option grants.

     Within these established ranges and guidelines, and taking into account the Company's historical performance compared to peer companies, the Compensation Committee and Board of Directors also carefully considered the current risks and challenges facing the Company as well as the individual qualifications, skills and past performance of Mr. Berglund. Based on these considerations, the Compensation Committee and Board of Directors approved a base annual salary of $440,000 for Mr. Berglund beginning effective as of January 1, 2001. See also "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

     The Compensation Committee carefully reviewed and considered its cash bonus program for fiscal year 2002 for senior executives of the Company. Such program provided for an annual cash bonus, based upon a maximum eligible percentage of each executive's base salary within a range of target incentives as reported by professional compensation surveys. The percentage for each executive was then adjusted by factoring in an evaluation of such individual's performance. The Board of Directors and the Committee have approved a similar cash bonus program for fiscal year 2003, which will provide interim payments to be made on a quarterly basis and a single cash bonus to be paid at the end of the year. The total size of the Company's bonus pool for all employees, including executives, was determined with respect to the Company's performance in meeting certain goals for both revenue and income for fiscal year 2002. In addition, the Board of Directors established a special bonus for certain executives based on year-over-year EBITDA growth for fiscal year 2002. The total bonus pool for all employees, including all executives, was approximately $1,079,000 for fiscal year 2002. Mr. Berglund was paid a bonus of $34,086 out of the total bonus pool.

     Based on the Board of Directors' and the Compensation Committee's evaluation of the Chief Executive Officer's ability to influence the long-term growth and profitability of the Company, and in connection with his performance review during the last fiscal year 2002, the Compensation Committee and the Board of Directors approved a new option grant for Mr. Berglund to purchase an additional 30,000 shares of the Company's Common Stock at the then current fair market value of $13.99 per share. Such options vest ratably over five years.

     The Compensation Committee also adopted similar policies with respect to the overall compensation of other senior executive officers of the Company. A portion of each compensation package was established as base salary, and the balance is variable and consists of an annual cash bonus and stock option grants. Using salary survey data supplied by outside consultants and other publicly available data, such as proxy data from peer companies, the Compensation Committee established base salaries for each senior executive within a range of salaries of similarly situated executive officers at comparable companies. In addition, these base salaries of senior executive officers were then adjusted by the Compensation Committee taking into consideration factors such as the relative performance of the Company, the performance of the business unit for which the senior executive is responsible and the individual's past performance and future potential.

     The size of option grants, if any, to other senior executive officers was determined by the Compensation Committee's evaluation of each executive's ability to influence the Company's long-term growth and profitability. The Company also has a metric measurement system in place with respect to option grants made to all new employees under the Company's option plans in order to ensure consistency among grants and competitiveness in the marketplace. Generally, these options are granted at the then current market price, and because the value of an option bears a direct relationship to the Company's stock price, it is an incentive for managers to create value for shareholders. The Compensation Committee therefore views stock options as an important component of its long-term, performance-based compensation philosophy.

     In general, the Company reviews all employees and executive officers of the Company, other than the Chief Executive Officer, as part of a single worldwide program. This single review plan was adopted to provide a common, annual review date for all employees and executive officers. Under the single review plan, the total compensation of all employees of the Company, including executive officers, will be reviewed annually in accordance with the same common criteria. Base salary guidelines have been established and will be revised periodically based upon market conditions, the economic climate and the Company's financial position. Merit increases, if any, for all employees and executive officers of the Company will be based upon the following criteria: the individual employee's performance for the year as judged against his/her job goals and responsibilities, the individual employee's salary and performance as compared to other employees in the same or similar department, the individual employee's position in the salary grade, the employee's salary relative to market data for the position and the Company's fiscal budget and any associated restrictions. The annual review for fiscal year 2002 is set for April of 2003.



Robert S. Cooper, Member    John B. Goodrich, Chairman  William Hart, Member
Compensation Committee      Compensation Committee      Compensation Committee

Steven W. Berglund,         Ulf J. Johansson,           Bradford W. Parkinson,
Board of Directors          Board of Directors          Board of Directors

Company Performance

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* (1)
  AMONG TRIMBLE NAVIGATION LIMITED, NASDAQ COMPOSITE TOTAL RETURN INDEX (U.S.),
          AND THE STANDARD & POOR'S INFORMATION TECHNOLOGY SECTOR INDEX


     [The performance graph has been omitted. Performance Graph. The performance graph required by Item 402(1) of Regulation S-K is set forth in the paper copy of the Proxy Statement immediately following the caption "COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS."

     The peformance graph plots the data points listed below the graph for the data sets (i) Trimble Navigation Limited, (ii) Nasdaq Composite Total Return Index (US) and (iii) the Standard & Poor's Information Technology Sector Index. The graph has a horizontal axis at its bottom which lists from left to right the dates 12/97, 12/98, 12/99, 12/00, 12/01, and 12/02. The graph has a vertical axis at its left which lists from bottom to top numbers 0, 50, 100, 150, 200, 250, 300, 350, 400, and 450. The data points for each data set are plotted on the graph and are connected by line. The line connecting the data points in the Trimble Navigation Limited data set is bold with square to mark the points, while the lines connecting the data points in the Nasdaq Composite Total Return Index (US) data set and the S&P Technology Sector Index data set are dashed with triangle to mark data points and small square dashes with circle to mark data points, respectively.]


DATA POINTS FOR PERFORMANCE GRAPH


TRIMBLE NAVIGATION LIMITED

                                                        Cumulative Total
                                                             Return
                                -----------------------------------------------------------------
                                    12/97      12/98       12/99      12/00      12/01      12/02
TRIMBLE NAVIGATION LIMITED         100.00      33.24       99.14     110.03      74.32      57.26
NASDAQ STOCK MARKET (U.S.)         100.00     140.99      261.48     157.40     124.87      86.38
S & P INFORMATION TECHNOLOGY       100.00     178.14      318.42     188.18     139.50      87.31

(1) The data in the above graph is presented on a calendar year basis through December 31, 2002 which is the most currently available data from the indicated sources. The Company adopted a 52-53 week fiscal year effective upon the end of fiscal year 1997 and the actual date of the Company's 2002 fiscal year end was January 3, 2003. Any variations due to any differences between the actual date of a particular fiscal year end and the calendar year end for such year are not expected to be material.

* Assumes an investment of $100 on December 31, 1997 in the Company's Common Stock, the Nasdaq Composite Total Return Index (U.S.), and the Standard & Poor's Technology Sector Index. Total returns assume the reinvestment of dividends for the indexes. The Company has never paid dividends on its Common Stock and has no present plans to do so.

ITEM 12 - SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKDOLDER MATTERS

     The following table sets forth the shares of the Company's Common Stock beneficially owned as of March 24, 2003 (unless otherwise noted below) by: (i) all persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock, (ii) each director of the Company (including nominees), (iii) the executive officers of the Company named in the Summary Compensation Table presented in Item 13, and (iv) all directors and executive officers of the Company, as a group:

                                                                                                  Shares
                                                                                            Beneficially Owned (2)
5% Shareholders, Directors and Nominees, and Executive Officers (1)                      Number         Percent (%)
-------------------------------------------------------------------                      ------         -----------
Barclays Global Investors N.A, Barclays Global Fund Advisors, and Barclays Capital
Investors (3)..........................................................................    1,589,542         5.47%
45 Freemont Street, San Francisco, CA 94105

Steven W. Berglund (4).................................................................     343,760          1.17%
Robert S. Cooper (5)...................................................................     148,000            *
John B. Goodrich (6)...................................................................      56,821            *
William Hart (7).......................................................................      79,342            *
Ulf J. Johansson (8)...................................................................      20,000            *
Bradford W. Parkinson (9)..............................................................      70,853            *

Mary Ellen Genovese (10)...............................................................     123,340            *
Dennis L. Workman (11).................................................................      49,543            *
Joseph F. Denniston (12)...............................................................      31,090            *
Michael W. Lesyna (13).................................................................      70,602            *

All Directors and Executive Officers, as a group
     (18 persons) (4)-(13).............................................................    1,324,021         4.51%

--------------------------------------------------------------------------------

*    Indicates less than 1%
(1) Except as otherwise noted in the table, the business address of each of the persons named in this table is: c/o Trimble Navigation Limited, 645 North Mary Avenue, Sunnyvale, California 94088.
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are exercisable within 60 days of March 24, 2003 are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.
(3) The information is based upon Schedule 13G as filed with the SEC on February 12, 2003.
(4)  Includes 341,250 shares subject to stock options.
(5)  Includes 100,000 shares subject to stock options.
(6)  Includes 37,500 shares subject to stock options.
(7)  Includes 40,000 shares subject to stock options.
(8)  Includes 20,000 shares subject to stock options.
(9) Includes 3 shares held by Dr. Parkinson's spouse, 2,515 shares held in a charitable remainder trust and 65,000 shares subject to stock options.
(10) Includes 113,517 shares subject to stock options.
(11) Includes 46,333 shares subject to stock options.
(12) Includes 29,168 shares subject to stock options.
(13) Includes 1,500 shares held by Mr. Lesyna's spouse and 61,001 shares subject to stock options.

     The information with respect to equity compensation plans of the Company required by this item is included in Part II, Item 5 hereof under the caption "Equity Compensation Plan Information".

ITEM 13 - CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     The following table sets forth information with regard to loans made to executive officers of the Company who had outstanding amounts of more than $60,000 at any time since the beginning of the Company's last fiscal year. Each of these loans was made by the Company for the purpose of assisting such executive officer in the acquisition of his primary residence in an exceptional housing market in a location for the benefit of the Company in accordance with the Company's bylaws. Each of these loans is secured by a second deed of trust on such residence, has a term of five years and requires that the interest on such principal amounts be paid currently each year. The principal balance is due in full at the end of such five year term, but such executive officers may pre-pay all or any portion of such balance without a prepayment penalty. The interest rate for each of these loans was set with reference to the then applicable mid-term annual federal rate.


                                                                          Principal Amount      Largest Amount
                                                            Annual      Outstanding at March  Outstanding During
Name and Position                          Date of Loan   Interest Rate     24, 2003 ($)        Fiscal Year 2002($)
Steven W. Berglund                           6/25/99         5.40%           126,666               206,667
President and Chief Executive Officer

Irwin L. Kwatek                              8/15/01         4.99%           150,000               150,000
Vice President and General Counsel
